UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2014

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On August 22, 2014, Hilary A. Schneider resigned from the Board of Directors of LogMeIn, Inc. (the “Company”), effective immediately. Ms. Schneider’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.

Election of Directors

On August 22, 2014, the Company’s Board of Directors increased the size of the Board of Directors to eight (8) and elected Marilyn Matz and Steven G. Chambers as directors. Ms. Matz has been designated a class I director and will serve until the Company’s 2016 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. Mr. Chambers has been designated a class III director and will serve until the Company’s 2015 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Marilyn Matz

Ms. Matz has served as Chief Executive Officer, co-founder and chair of the Board of Directors of Paradigm4, Inc., a big data analytics software company, since 2009. In 1981, Ms. Matz cofounded Cognex Corporation, a public company that manufactures machine vision systems, for which she served in various leadership capacities through 2008. Ms. Matz was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Ms. Matz’s qualifications to serve on the Board of Directors include her extensive leadership experience in the fields of technology development and research.

There are currently no arrangements or understandings between Ms. Matz and any other person pursuant to which Ms. Matz was selected as a director. There are currently no transactions in which Ms. Matz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy, Ms. Matz will receive an annual retainer of $35,000 for her service as a director and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board meetings. It is expected that Ms. Matz will be granted a restricted stock unit award at the next regularly scheduled meeting of the Company’s Board of Directors.

Steven G. Chambers

Mr. Chambers held various leadership positions at Nuance Communications, Inc., a software company that develops speech and imaging applications, since September 2005, serving most recently as President, Worldwide Sales & Marketing and Chief Marketing Officer from late 2011 to April 2014. From September 1999 through September 2005, Mr. Chambers served in various management capacities, including President of Speech Solutions, at SpeechWorks International, Inc. (acquired by ScanSoft, Inc. in April 2003 and later merged with Nuance Communications, Inc. in September 2005 and adopted the Nuance name), a developer of speech-related software. Prior to joining SpeechWorks, from December 1998 until September 1999, Mr. Chambers served as Vice President of Marketing for Arbortext, Inc., a provider of XML-based enterprise software. Mr. Chambers worked for PictureTel Corporation, a commercial videoconferencing product developer (acquired by Polycom in October 2001), from 1992 until December 1996, serving as General Manager and Vice President of Product & Corporation Marketing, and again in 1998 as Chief Marketing Officer. Mr. Chambers was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Mr. Chambers’ qualifications to serve on the Board of Directors include his extensive experience in the high-tech and software industries, as well as his more recent experiences in the Internet of Things market.

There are currently no arrangements or understandings between Mr. Chambers and any other person pursuant to which Mr. Chambers was selected as a director. There are currently no transactions in which Mr. Chambers has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy, Mr. Chambers will receive an annual retainer of $35,000 for his service as a director and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board meetings. It is expected that Mr. Chambers will be granted a restricted stock unit award at the next regularly scheduled meeting of the Company’s Board of Directors.

The full text of the press release issued by the Company on August 25, 2014 in connection with Ms. Matz’s and Mr. Chambers’ election as directors of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release entitled “LogMeIn Names Steven Chambers, Marilyn Matz to Board of Directors,” issued by the Company on August 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: August 27, 2014	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “LogMeIn Names Steven Chambers, Marilyn Matz to Board of Directors,” issued by the Company on August 25, 2014.